Exhibit 99.2


                    CERTIFICATION OF CEO AND CFO PURSUANT TO
                               18 U.S.C. SECTION 1350,
                             AS ADOPTED PURSUANT TO
                    SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report on Form 11-K of the Occidental Petroleum Corporation Savings Plan (the "Plan") for the year ending December 31, 2002, as filed with the Securities and Exchange Commission on June 26, 2003 (the "Report"), Samuel P. Dominick, Jr. as a member of the Occidental Petroleum Corporation Pension and Retirement Plan Administrative Committee, the administrator of the Plan, each hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of his knowledge:

     (1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

     (2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Plan.


OCCIDENTAL PETROLEUM CORPORATION SAVINGS PLAN

By:  /s/ SAMUEL P. DOMINICK, JR.
     ---------------------------
Samuel P. Dominick, Jr. - Member of the
Occidental Petroleum Corporation
  Pension and Retirement Plan Administrative Committee

A signed original of this written statement required by Section 906 has been provided to Occidental Petroleum Corporation and will be retained by Occidental Petroleum Corporation and furnished to the Securities and Exchange Commission or its staff upon request.


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